SUB-ITEM 77Q3

FUND NAME: INVESCO GLOBAL FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 4/30/2010
FILE NUMBER :      811-05426
SERIES NO.:        17

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                           1,235
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                             295
       Class C                             416
       Class R                              72
       Class Y                              21
       Institutional Class                   1

74V. 1 Net asset value per share (to nearest cent)
       Class A                         $ 10.05
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                          $ 9.97
       Class C                          $ 9.79
       Class R                          $ 9.99
       Class Y                         $ 10.09
       Institutional Class             $ 10.14